UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): January 26, 2011

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change.  Trailing 3-month average versus prior year.)

	October ‘10	November ‘10	December ‘10
Process Management	>+20	>+20	>+20
Industrial Automation	>+20	>+20	>+20
Network Power	+10 to +15	+5 to +10	0 to +5
Climate Technologies	-5 to 0	0 to +5	+5 to +10
Tools and Storage	+5 to +10	0 to +5	0 to +5
Total Emerson	+15 to +20	+15 to +20	+10 to +15

December 2010 Order Comments:

Order growth remained strong with December representing the 10th consecutive month of double-digit order growth on a trailing three-month basis.  Currency exchange rates negatively impacted orders by approximately one percentage point, and total fixed rate orders remain at approximately 15 percent.  Our monthly comparisons will begin to get tougher moving forward, as trailing three-month orders turned positive in January 2010.

Process Management order growth remained strong as this business continued to win large global projects, and the end markets served are in the early stages of a strong global recovery.  Solid orders continued across the systems, valves and measurement businesses.  Currency exchange rates negatively impacted orders by approximately two percentage points.

Order trends in the Industrial Automation segment remained strong as capital goods end markets continued to improve and are also in the early stages of a strong global capital spending recovery.  Order growth was led by strength in the power generating alternator and electrical drives businesses.

Network Power order rates moderated, with growth in the uninterruptible power supply and precision cooling businesses partially offset by weakness in the embedded computing and power businesses.  Order rates in Asia declined against a tough prior year comparison, as China’s stimulus programs strongly supported Network Power Asia last year at this time.

Climate Technologies orders strengthened, with improvement in Asia and a modest increase in North American residential end markets, partially offset by a weaker European end market. Refrigeration end markets remained strong.  We expect moderate growth for the next couple quarters.

Tools and Storage order trends remained consistent with the prior month with strength in the tools business partially offset by weakness in the residential businesses.  As orders demonstrate, we do not see a very strong recovery in U.S. consumer discretionary spending.

Upcoming Investor Events:

On Tuesday, February 1, 2011, Emerson will issue the Company’s first quarter 2011 results.  Emerson senior management will discuss the results during an investor conference call that will be held the same day.  The call will begin at 2:00 p.m. Eastern Standard Time (1:00 p.m. Central Standard Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.Emerson.com/financial and completing a brief registration form.  A replay of the conference call will be available for the next three months at the same location on the website.

February 3, 2011 – Emerson’s Annual Investment Community Update

            Location:  St. Louis, MO

            Time:  4:15 p.m. to 6:00 p.m. Eastern Standard Time

            Presenter: David N. Farr, Chairman and Chief Executive Officer

Presentation and webcast:  Access to the webcast and presentations will be available in the Investor Relations area of Emerson’s website at www.Emerson.com/financial at the time of the event.  A replay of the webcast will be available for approximately one week at the same location on the website.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website at www.Emerson.com as they occur.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: January 26, 2011	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary